Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report on Form 10-K of Quantum Computing Inc., a Delaware corporation (the “Company”) for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher Roberts, Chief Financial Officer, of Quantum Computing Inc., a Delaware corporation, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1) The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2022	/s/ Christopher Roberts
Christopher Roberts
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Quantum Computing Inc., and will be retained by Quantum Computing Inc. and furnished to the Securities and Exchange Commission or its staff upon request.